Exhibit 99.1
Fortive Reports Strong First Quarter 2022 Results
Raises Full Year 2022 Outlook
•Q1 revenue growth of 9%, 5% core, reflecting continued strong customer demand
•Performance exceeded expectations despite continued COVID and supply chain challenges
•Demand for software-enabled workflow solutions yielded mid-teens software growth
•61% GAAP diluted earnings per share, 11% adjusted diluted earnings per share, 41% cash flow from operations and 36% free cash flow growth
•2021 acquisitions accretive to first quarter and full year 2022 growth and earnings
•Raises low end of 2022 outlook: GAAP EPS of $2.07-$2.16, Up 25%-31%, and Adjusted EPS of $3.04-$3.13, Up 11-14%
EVERETT, WA, April 28, 2022 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the first quarter 2022.
For the first quarter, net earnings from continuing operations were $165 million. For the same period, adjusted net earnings from continuing operations were $255 million. Diluted net earnings per share from continuing operations for the first quarter were $0.45. For the same period, adjusted diluted net earnings per share from continuing operations were $0.70.
For the first quarter, revenues from continuing operations increased 9.3% year-over-year to $1.4 billion, which included core revenue growth of 5.3%.
James A. Lico, President and Chief Executive Officer, stated, “We had a strong start to the year, delivering better than expected revenues, earnings and cash flow in the first quarter. We saw record orders growth across several of our businesses, reflecting the strength of our brands and their leading positions across our customers’ critical connected workflows. The rigorous application of the Fortive Business System enabled us to outperform in a challenging environment by mitigating the effects of ongoing supply chain constraints and Covid-related lockdowns throughout the quarter. Given our strong execution, and the continued momentum in each of our segments, we are raising the low end of our full-year 2022 outlook.”
For the second quarter of 2022, Fortive anticipates revenue of $1.39 billion to $1.43 billion, diluted net earnings per share from continuing operations to be in the range of $0.44 to $0.47 and adjusted diluted net earnings per share from continuing operations to be in the range of $0.70 to $0.73. This guidance includes $40 million of impact to core revenue from Covid-related shutdowns in Shanghai, which we expect to normalize in the second half of the year.
For the full year 2022, Fortive now anticipates revenue of $5.77 billion to $5.88 billion, diluted net earnings per share from continuing operations to be in the range of $2.07 to $2.16 and adjusted diluted net earnings per share from continuing operations to be in the range of $3.04 to $3.13.

Mr. Lico added, “The ServiceChannel and Provation acquisitions completed last year are accelerating our segment strategies by winning with key customers and delivering accretive revenue and earnings growth. With our focused portfolio strategy, levered to strong secular tailwinds, we are well-positioned to deliver on our long-term targets with differentiated growth and profitability for years to come.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 888-440-6928 within the U.S. or by dialing 646-960-0328 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 6922572). A replay of the conference call will be available two hours after the completion of the call until Thursday, May 12, 2022. Once available, you can access the conference call replay by dialing 800-770-2030 within the U.S. or 647-362-9199 outside the U.S. (access code 6922572) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 18,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
VONTIER SEPARATION
On October 9, 2020, Fortive completed the separation of its prior Industrial Technologies segment by distributing 80.1% of the outstanding shares of Vontier Corporation (“Vontier”), the entity incorporated to hold such businesses, to Fortive stockholders (the “Separation”) on a pro rata basis.
As the Separation occurred during the fourth fiscal quarter of 2020, Fortive has classified Vontier as a discontinued operation in its financial statements for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding the impact of the COVID-19 pandemic, business and acquisition opportunities, impact of acquisitions and dispositions, leadership succession, anticipated financial results, economic conditions, industry trends, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. These factors include, among other things: the duration and impact of the COVID-19 pandemic, including government-mandated mitigation efforts, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of the phase out of LIBOR, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, risk related to tax treatment of the Separation, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Elena Rosman
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

($ and shares in millions, except per share amounts)	Three Months Ended
	April 1, 2022	April 2, 2021
Sales	$1,376.5	$1,259.2
Cost of sales	(584.5)	(547.3)
Gross profit	792.0	711.9
Operating costs:
Selling, general, and administrative expenses	(480.6)	(428.1)
Research and development expenses	(99.1)	(86.2)
Operating profit	212.3	197.6
Non-operating income (expense), net:
Interest expense, net	(18.8)	(27.7)
Loss on extinguishment of debt	—	(104.9)
Gain on investment in Vontier Corporation	—	57.0
Other non-operating expense, net	(2.7)	(3.3)
Earnings from continuing operations before income taxes	190.8	118.7
Income taxes	(25.7)	(7.0)
Net earnings from continuing operations	165.1	111.7
Earnings (loss) from discontinued operations, net of income taxes	—	(1.5)
Net earnings	165.1	110.2
Mandatory convertible preferred dividends	—	(17.3)
Net earnings attributable to common stockholders	$165.1	$92.9

Net earnings per share from continuing operations:
Basic	$0.46	$0.28
Diluted	$0.45	$0.28
Net earnings (loss) per share from discontinued operations:
Basic	$—	$—
Diluted	$—	$—
Net earnings per share:
Basic	$0.46	$0.27
Diluted	$0.45	$0.27
Average common stock and common equivalent shares outstanding:
Basic	359.3	338.6
Diluted	368.4	341.7
The sum of net earnings per share amounts may not add due to rounding.
This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited)

($ in millions)	Three Months Ended
	April 1, 2022	April 2, 2021
Sales:
Intelligent Operating Solutions	$587.6	$510.9
Precision Technologies	462.4	447.4
Advanced Healthcare Solutions	326.5	300.9
Total	$1,376.5	$1,259.2

Operating Profit:
Intelligent Operating Solutions	$107.0	$108.1
Precision Technologies	101.4	95.9
Advanced Healthcare Solutions	28.0	18.9
Other (a)	(24.1)	(25.3)
Total	$212.3	$197.6

Operating Margins:
Intelligent Operating Solutions	18.2%	21.2%
Precision Technologies	21.9%	21.4%
Advanced Healthcare Solutions	8.6%	6.3%
Total	15.4%	15.7%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

($ and shares in millions, except per share amounts)	As of
	April 1, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$684.3	$819.3
Accounts receivable, net	929.0	930.2
Inventories:
Finished goods	232.0	215.4
Work in process	103.0	94.0
Raw materials	218.3	203.3
Inventories	553.3	512.7
Prepaid expenses and other current assets	281.1	252.7
Total current assets	2,447.7	2,514.9
Property, plant and equipment, net of accumulated depreciation of $723.2 and $679.0 at April 1, 2022 and December 31, 2021, respectively	412.6	395.5
Other assets	484.3	512.9
Goodwill	9,132.9	9,152.0
Other intangible assets, net	3,788.9	3,890.2
Total assets	$16,266.4	$16,465.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	999.8	2,151.7
Trade accounts payable	576.1	557.9
Accrued expenses and other current liabilities	985.7	1,005.3
Total current liabilities	2,561.6	3,714.9
Other long-term liabilities	1,399.2	1,426.3
Long-term debt	2,738.9	1,807.3
Commitments and Contingencies
Equity:
Preferred stock: $0.01 par value, 15.0 million shares authorized and no shares issued or outstanding at April 1, 2022 and December 31, 2021	—	—
Common stock: $0.01 par value, 2.0 billion shares authorized; 360.9 and 360.4 million issued; 358.4 and 359.1 million outstanding at April 1, 2022 and December 31, 2021, respectively	3.6	3.6
Additional paid-in capital	3,619.1	3,670.0
Treasury shares, at cost:	(63.8)	—
Retained earnings	6,226.4	6,023.6
Accumulated other comprehensive loss	(223.9)	(185.0)
Total Fortive stockholders’ equity	9,561.4	9,512.2
Noncontrolling interests	5.3	4.8
Total stockholders’ equity	9,566.7	9,517.0
Total liabilities and equity	$16,266.4	$16,465.5

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	April 1, 2022	April 2, 2021
Cash flows from operating activities:
Net earnings from continuing operations	$165.1	$111.7
Noncash items:
Amortization	96.3	77.5
Depreciation	21.5	19.5
Stock-based compensation expense	19.9	16.6
Loss on extinguishment of debt	—	104.2
Gain on investment in Vontier Corporation	—	(57.0)
Change in trade accounts receivable, net	(1.4)	(26.9)
Change in inventories	(43.2)	(3.8)
Change in trade accounts payable	19.2	(13.0)
Change in prepaid expenses and other assets	(31.4)	3.8
Change in accrued expenses and other liabilities	(31.2)	(80.6)
Total operating cash provided by continuing operations	214.8	152.0
Total operating cash used in discontinued operations	—	(7.2)
Net cash provided by operating activities	214.8	144.8
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	0.9	(0.2)
Payments for additions to property, plant and equipment	(18.8)	(8.4)
Net cash used in investing activities	(17.9)	(8.6)
Cash flows from financing activities:
Payment of 0.875% convertible senior notes due 2022	(1,156.5)	—
Net proceeds from commercial paper borrowings	930.7	—
Repayment of borrowings (maturities greater than 90 days)	—	(611.1)
Payment of common stock cash dividend to shareholders	(25.1)	(23.7)
Payment of mandatory convertible preferred stock cash dividend to shareholders	—	(17.3)
Repurchase of common shares	(63.8)	—
All other financing activities	(17.9)	(2.8)
Net cash used in financing activities	(332.6)	(654.9)
Effect of exchange rate changes on cash and equivalents	0.7	(6.5)
Net change in cash and equivalents	(135.0)	(525.2)
Beginning balance of cash and equivalents	819.3	1,824.8
Ending balance of cash and equivalents	$684.3	$1,299.6

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings per Share from Continuing Operations
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations and historical and forecasted adjusted diluted net earnings per share from continuing operations, which to the extent applicable, make the following adjustments to GAAP net earnings from continuing operations and GAAP diluted net earnings per share from continuing operations:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis acquisition and other transaction costs deemed significant (“Transaction Costs”);
•Excluding on a pretax basis the effect of inventory fair value adjustments related to significant acquisitions;
•Excluding on a pretax basis the effect of losses from our equity method investments;
•Excluding the pretax loss on debt extinguishment, net of non-recurring gain on our investment in Vontier common stock;
•Excluding on a pretax basis the non-cash interest expense associated with our 0.875% convertible senior notes;
•Excluding the tax effect (to the extent tax deductible) of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;
•Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock at the beginning of the period; and
•Including the actual cash interest expense on our 0.875% Senior Convertible Notes due 2022 (“Convertible Notes”) that was not included under the if-converted methodology mandated in 2022 and, with respect to the adjusted diluted net earnings per share, excluding the outstanding shares of common stock imputed under the in-converted methodology for the Convertible Notes that, in fact, were repaid and settled without issuance of any shares of common stock
Acquisition and Divestiture Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest of businesses and assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs and non-recurring gain on disposition of assets are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to inventory, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical Transaction Costs and adjustments, respectively, in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and inventory fair value adjustments, as applicable, have been fully amortized.
Equity Method Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
Gain on Retained Investment in Vontier and Loss on Extinguishment of Debt
On October 9, 2020, we completed the Vontier Separation and retained 19.9% of the shares of Vontier common stock immediately following the Separation (“Retained Vontier Shares”). We did not retain a controlling interest in Vontier and therefore the fair value of our Retained Vontier Shares was included in our assets of continuing operations as of December 31, 2020, and subsequent fair value changes are included in our results from continuing operations for the three month period ended April 1, 2022.
On January 19, 2021, we completed the Debt-for-Equity Exchange of 33.5 million shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1.1 billion in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400.0 million of the 364-day delayed-draw term loan due March 22, 2021 and (ii) $683.2 million of the delayed-draw term loan due May 30, 2021. The change in fair value of the Retained Vontier Shares and the resulting gain of $57.0 million was recorded in the three month period ended April 1, 2022. We recorded a loss on extinguishment of the debt included in the Debt-for-Equity Exchange of $94.4 million in the three month period ended April 1, 2022.
Additionally, on February 9, 2021 we repurchased $281 million of the Convertible Notes at fair value using the remaining cash proceeds received from Vontier in the Separation and other cash on hand. In connection with the repurchase, we recorded a loss on debt extinguishment during the three month period ended April 1, 2022 of $10.5 million.
We adjust for the non-recurring effect of the gain on our investment in the Retained Vontier Shares and the corresponding loss on debt extinguishment because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Mandatory Convertible Preferred Stock
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. On July 1, 2021 each share of the MCPS then outstanding automatically converted into 14.0978 shares of the Company’s common stock. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock was determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021.
For the purposes of calculating adjusted earnings and adjusted earnings per share in periods when the MCPS are anti-dilutive, we have excluded the MCPS dividend and, for the purposes of calculating adjusted earnings per share, assumed the “if-converted” method of share dilution and assumed the shares were converted at the beginning of the period (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS had they been converted at the beginning of the period. For periods where the MCPS are dilutive, no such adjustment is made, as the “if-converted” method is applied and the assumed conversion is already included.

Convertible Notes
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes matured on February 15, 2022 and were settled in cash.
Of the proceeds received from the issuance of the Convertible Senior Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognize interest expense on the outstanding notes using the 3.38% assumed rate, and pay interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.
On January 1, 2022, we adopted ASU 2020-06, which amends the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Although the Convertible Notes were, pursuant to the terms of the corresponding indenture, repaid in cash only and retired without issuance of additional shares of common stock, we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the share impacts of applying the if-converted method for purposes of calculating Adjusted average common stock and common equivalent shares outstanding. In addition, although the Company paid interest accrued on the Convertible Notes in cash, the interest expense is not included in the GAAP diluted net earnings from continuing operations and from GAAP diluted net earnings per share under the if-converted methodology. Because we paid the interest expense in cash and because the interest expense was included in the prior year’s results, we have added the cash interest expense on the Convertible Notes during the first quarter of 2022 in calculating the adjusted net earnings for the same period.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition and the effect of purchase accounting adjustments, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for additions to property, plant, and equipment.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Earnings From Continuing Operations

	Three Months Ended
($ in millions)	April 1, 2022	April 2, 2021
Net Earnings Attributable to Common Stockholders from Continuing Operations (GAAP) (a)	$165.1	$94.4
Dividends on the mandatory convertible preferred stock to apply if-converted method (a)	—	17.3
Net Earnings from Continuing Operations (GAAP)	$165.1	$111.7
Interest on the Convertible Notes to apply if-converted method (b)	2.1	—
Tax effect of the Convertible Notes to apply if-converted method (c)	(0.3)	—
Diluted Net Earnings from Continuing Operations (GAAP)	166.9	111.7
Pretax amortization of acquisition-related intangible assets	96.3	77.5
Pretax acquisition and other transaction costs	7.7	5.8
Pretax acquisition-related fair value adjustments to inventory related to significant acquisitions	0.4	5.5
Pretax losses from equity method investments	2.6	2.6
Pretax loss on debt extinguishment, net of gain on Vontier common stock	—	47.9
Pretax non-cash interest expense associated with our 0.875% Convertible Notes	—	7.7
Pretax interest on Convertible Notes to reverse if-converted method (b)	(2.1)	—
Tax effect of the adjustments reflected above (c)	(16.7)	(29.6)
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$255.1	$229.1

(a) On July 1, 2021, all outstanding shares of our MCPS converted at a rate of 14.0978 common shares per share of preferred stock into an aggregate of approximately 19.4 million shares (net of fractional shares). The MCPS were anti-dilutive for the three months ended April 2, 2021 and as such GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders.

(b) Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share.
(c) The dividend on the MCPS is not tax deductible and the convertible note interest is calculated on a net of tax basis and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to inventory, losses from equity method investments, the loss on extinguishment of debt, the non-cash interest expense associated with the 0.875% convertible notes, and the interest expense on the Convertible Notes. The gain on the fair value change in Vontier common stock had no tax effect.

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ended(a)
	April 1, 2022	April 2, 2021
Net Earnings Attributable to Common Stockholders from Continuing Operations (GAAP) (b)	$0.45	$0.28
Dividends on the mandatory convertible preferred stock to apply if-converted method (b)	—	0.05
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding (b)	—	(0.02)
Net Earnings Per Share from Continuing Operations (GAAP)	0.45	0.31
Interest on the Convertible Notes to apply if-converted method (c)	—	—
Tax effect of the Convertible Notes to apply if-converted method (c)	—	—
Diluted Net Earnings Per Share from Continuing Operations (GAAP)	0.45	0.31
Pretax amortization of acquisition-related intangible assets	0.27	0.21
Pretax acquisition and other transaction costs	0.02	0.02
Pretax acquisition-related fair value adjustments to inventory related to significant acquisitions	—	0.02
Pretax losses from equity method investments	0.01	0.01
Pretax loss on debt extinguishment, net of gain on Vontier common stock	—	0.13
Pretax non-cash interest expense associated with our 0.875% Convertible Notes	—	0.02
Pretax interest on Convertible Notes to reverse if-converted method (c)	—	—
Tax effect of the adjustments reflected above (d)	(0.05)	(0.08)
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.70	$0.63

(a) The April 2, 2021 per share adjustments below were calculated assuming the MCPS Converted Shares had converted at the beginning of the period prior to their conversion on July 1, 2021. The April 1, 2022 per share adjustments were calculated assuming the Convertible Notes converted during the period.
(b) Prior to their conversion on July 1, 2021, the MCPS were anti-dilutive for the three months ended April 2, 2021, and as such GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders.
(c) Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share. The impact of the after tax adjustment to GAAP diluted net earnings per share for the three months ended April 2, 2022 rounds to zero.

(d) The dividend on the MCPS is not tax deductible and the convertible note interest is calculated on a net of tax basis and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to inventory, losses from equity method investments, the loss on extinguishment of debt, the non-cash interest expense associated with the 0.875% Convertible Notes, and the interest expense on Convertible Notes. The gain on the fair value change in Vontier common stock had no tax effect.
The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.
Adjusted Diluted Shares Outstanding

	Three Months Ended
(shares in millions)	April 1, 2022	April 2, 2021
Average common diluted stock outstanding	368.4	341.7
MCPS Converted Shares (a)	—	20.0
Convertible Notes - if converted shares (b)	(6.4)	—
Adjusted average common stock and common equivalent shares outstanding	362.0	361.7

(a) Prior to their conversion on July 1, 2021, the MCPS were anti-dilutive during the three months ended April 2, 2021.
(b) Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no conversion into common shares occurred, we have reversed the if-converted method impact to exclude the assumed share settlement.

Core Revenue Growth

% Change Three Months Ended April 1, 2022 vs. Comparable 2021 Period
Total Revenue Growth (GAAP)	9.3%
Core (Non-GAAP)	5.3%
Acquisitions (Non-GAAP)	5.5%
Impact of currency translation (Non-GAAP)	(1.5)%

Free Cash Flow From Continuing Operations

($ in millions)	Three Months Ended
	April 1, 2022	April 2, 2021	% Change
Operating Cash Flows from Continuing Operations (GAAP)	$214.8	$152.0	41.3%
Less: purchases of property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(18.8)	(8.4)
Free Cash Flow from Continuing Operations (Non-GAAP)	$196.0	$143.6	36.4%

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ending July 1, 2022		Twelve Months Ending December 31, 2022
	Low End	High End	Low End	High End
Forecasted Net Earnings Per Share from Continuing Operations (GAAP)	$0.44	$0.47	$2.07	$2.16
Forecasted interest on the Convertible Notes to apply if-converted method (a)	—	—	—	—
Forecasted tax effect of the Convertible Notes to apply if-converted method (a)	—	—	—	—
Forecasted Diluted Net Earnings Per Share from Continuing Operations	0.44	0.47	2.07	2.16
Anticipated pretax amortization of acquisition-related intangible assets	0.27	0.27	1.06	1.06
Anticipated pretax significant acquisition and other transaction costs	0.03	0.03	0.07	0.07
Anticipated pretax losses from equity method investments	0.01	0.01	0.01	0.01
Anticipated pretax interest expense on Convertible Notes to reverse if-converted method (a)	—	—	—	—
Tax effect of the adjustments reflected above	(0.05)	(0.05)	(0.18)	(0.18)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations	$0.70	$0.73	$3.04	$3.13

(a) The impact of these components round to zero for the three months ending July 1, 2022 and twelve months ending December 31, 2022.
The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.